                                                                    EXHIBIT 10.1

                             STOCKHOLDERS AGREEMENT

      This STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of December 18, 2006 by and among FOH Holdings, Inc., a Delaware corporation
(the "Company"), Movie Star, Inc., a New York corporation ("Parent"), Tokarz
Investments, LLC, a Delaware limited liability company ("TI"), Fursa Alternative
Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC, a
Delaware limited liability company ("Fursa"), Fursa's affiliated and/or managed funds and accounts listed on paragraph (a) of Schedule 1 hereto (the "Fursa
Managed Accounts" and, together with TI, the "Stockholders," and individually, a
"Stockholder"), Fursa SPV LLC, a Delaware limited liability company and Fursa
Master Rediscovered Opportunities Fund L.P., a Delaware limited partnership.
Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

      WHEREAS, pursuant to the Agreement and Plan of Merger and Reorganization
dated as of the date hereof by and among Parent, Fred Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the
Company (such agreement as it may be amended, is hereinafter referred to as the
"Merger Agreement"), Parent has agreed to acquire the outstanding securities of the Company pursuant to a merger of Merger Sub with and into the Company (the
"Merger") in which each outstanding share of Company Common Stock will be converted into the right to receive Merger Consideration as set forth in the
Merger Agreement; and

      WHEREAS, the execution and delivery of this Agreement by the Stockholders is a condition to the consummation of the Merger under the Merger Agreement.

      NOW, THEREFORE, the parties agree as follows:

      1.    Shares.

            1.1   Ownership of Shares. Each Stockholder represents and warrants to Parent that: (i) in the case of TI, such Stockholder is, and in the case of the Fursa Managed Accounts, the Stockholders included therein in the aggregate are, (and will be until the Expiration Date, unless Transferred (as defined below) pursuant to Section 1.3), the registered and beneficial owner(s) of such number of issued and outstanding shares of Company Common Stock as is indicated
on Schedule 1 hereto (the "Shares") with full and sole power to vote or direct the voting of all Shares; (ii) the Shares constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of the Company;
and (iii) the Shares are held by such Stockholder free and clear of any Liens. A
Person shall be deemed to have effected a "Transfer" of a security if such
Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger
Agreement in accordance with the terms thereof.

            1.3   No Transfers of Shares. Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, except for a Transfer under the Merger
Agreement, such Stockholder shall not cause or permit any Transfer of any of the
Shares to be effected, or discuss, negotiate or make any offer regarding any
Transfer of any of the Shares without the prior written consent of Parent's independent directors, provided that, notwithstanding the foregoing, subject to
Section 10.2, a Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of such Stockholder's immediate family, to a trust for the benefit of such Stockholder and/or any member of the Stockholder's immediate family, any of such Stockholder's Affiliates or any other person managed fund or managed client account over which such Stockholder exercises investment authority, including without limitation, with respect voting and dispositive rights. For purposes of this Agreement, "immediate family" means the
Stockholder's spouse, parents, siblings, children or grandchildren.

            1.4   No Transfer of Voting Rights. Each Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the
Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Shares (other than, in each case, this Agreement).

      2.    No Solicitation. During the period from the date of this Agreement through the Expiration Date the Stockholders shall not, and shall not direct, authorize or permit any of their respective officers, directors, employees, agents, advisors, Affiliates and other representatives, (such Persons, collectively the "Representatives"), and shall direct and use its best reasonable efforts to cause the Representatives not to, directly or indirectly,
(a) initiate, solicit or encourage (including by way of providing information)
the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company
Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (b) accept a
Company Acquisition Proposal or enter into any agreement or agreement in principle providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger
Agreement or breach its obligations thereunder. The Stockholders shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Stockholders or any Representatives with respect to any Company
Acquisition Proposal.

      3.    Merger Consideration; Indemnification Claims. Each Stockholder
acknowledges and agrees that, in accordance with the terms of the Merger
Agreement, such Stockholder will receive as Merger Consideration, the Effective
Time Shares and the Company Supplemental Distribution Shares (together with cash in lieu of fractional shares of Parent Common Stock, if any, as specified in the
Merger Agreement) and that the Company Escrowed Shares are being placed in escrow as the sole, exclusive and maximum recourse for each and every claim,

                                        2

liability, obligation, loss, damage, deficiency, assessment, encumbrance, judgment, cost, expense (including, without limitation, reasonable attorneys'
fees and costs and other expenses incurred by any Parent Indemnified Person in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or resulting from any breach of any representation, warranty, covenant, agreement or certification made by or on behalf of the Company in the Merger
Agreement or pursuant to a Sales Tax Claim and such Stockholder agrees to the provisions of Section 4.2, 4.3 and Article X of the Merger Agreement as if such
Stockholder was a party thereto. Pursuant to Section 4.1 of this Agreement, each
Stockholder is appointing the Company Stockholder Representatives to execute and deliver on its behalf the Escrow Agreement substantially in the form attached as
Exhibit A (the "Escrow Agreement") and to act on its behalf in connection with, among other things, all matters under the Escrow Agreement, including, without limitation, the resolution of all indemnification claims under the Merger
Agreement.

      4.    Stockholder Representatives.

            4.1   Each Stockholder hereby irrevocably constitutes and appoints
Patrick Brennan and Michael Tokarz as its joint representatives (the "Company
Stockholder Representatives") and its true and lawful attorneys in fact, with full power and authority (coupled with interest) in each of their names and on behalf of each of them:

                  a)    to, as applicable, act on behalf of each of them with
      respect to any provisions of this Agreement, the Merger Agreement, the
      Escrow Agreement or any other agreement contemplated hereby or thereby;
      and

                  b)    in general, to, as applicable, do all things and to
      perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 4.1.

            4.2   Parent and the Escrow Agent shall be entitled to rely upon any document or other paper delivered by the Company Stockholder Representatives as
(i) genuine and correct and (ii) having been duly signed or sent by the Company
Stockholder Representatives, and neither Parent nor such Escrow Agent shall be liable to any Stockholder for any action taken or omitted to be taken by Parent or such Escrow Agent in such reliance. In the event of death, disability or resignation of a Company Stockholder Representative, Parent and the Escrow Agent
shall be entitled to rely on any and all actions of the remaining Company
Stockholder Representative, until such time as they receive notice of the appointment of a new Company Stockholder Representative, which appointment shall require the mutual consent of Fursa, acting on behalf of the Fursa Managed
Accounts, on the one hand, and TTG on the other.

      5.    Mutual Releases. On or before the Effective Time, each Stockholder, on the one hand, and the Company, on the other hand, shall duly execute and deliver in favor of the other, releases in the form of Exhibit B.

                                        3

      6.    Mellon HBV Debt Holders Covenants.

            6.1   Each of Fursa SPV LLC and Fursa Master Rediscovered
Opportunities Fund L.P. (collectively, the "Fursa Debt Holders"), in its capacity as lenders under the Amended and Restated Tranche A/B and Tranche C
Term Loan Agreement, dated June 30, 2005, among the Credit Parties named therein and the Fursa Debt Holders, as amended by that Amendment No. 1, dated July 20,
2005 and Amendment No. 2 dated November 23, 2005 among the Credit Parties named therein and the Fursa Debt Holders (the "Fursa Debt Agreement") hereby consents to the Merger and all of the transactions contemplated by the Merger Agreement and waives (i) any future event of default that may exist as of the Effective
Date under the Fursa Debt Agreement solely as a result of the Merger and the transactions contemplated by the Merger Agreement, including without limitation, any breach of the negative covenants contained in Article VIII and Section 4.14 of the Fursa Debt Agreement, (ii) any right to notices it may have under any of the provisions in the Fursa Debt Agreement solely as a result of the Merger and the transactions contemplated by the Merger Agreement, and (iii) any prepayment penalties owed on the Fursa Debt Agreement in connection with a prepayment for amounts owed thereunder as a consequence of a refinancing of such debt or the cancellation of such debt pursuant to Section 6.2 herein.

            6.2   The Fursa Debt Holders hereby agree that concurrently with the consummation of the transactions contemplated under the Merger Agreement, they shall cancel a portion of the total outstanding indebtedness under the Mellon
Debt Agreement (the "Fursa Debt") held by them as of the Effective Date in the aggregate amount of $7,500,000 in exchange for receiving from Parent that number of shares of Parent's Series A 7.5% Convertible Preferred Stock ("Preferred
Stock") equal to the quotient obtained by dividing 7,500,000 by the average daily closing price of the shares of the Parent Common Stock, for the twenty
(20) trading days immediately preceding the record date of the Rights Offering, which shares of Preferred Stock shall have the rights and preferences set forth in Parent's Restated Certificate of Incorporation.

            6.3   The Fursa Debt Holders and TI further agree that in the event that as of the Effective Time there are any amounts outstanding under the Fursa
Debt Agreement, the management fee set forth in Section 11.3 of the Fursa Debt
Agreement and any other management or services fees related to, or arising out, of the Fursa Debt Agreement shall be terminated as of the Effective Time.

      7.    Representations, Warranties and Covenants of Fursa and each
Stockholder. Except for the representations and warranties set forth in Section
7 (d), which shall be given by Fursa and the Fursa Managed Accounts only, Fursa and each Stockholder further represents, warrants and covenants to the Company as follows:

            (a)   Such Person has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Person and constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application.

                                        4

Except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application, the execution and delivery of this Agreement by such Person does not, and the performance of such Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any Lien on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Person is a party or by which the Person or the Shares are or will be bound or affected.

            (b)   Such Stockholder will vote the Shares as to which such
Stockholder has voting control, in favor of the transactions contemplated by the
Merger Agreement and shall not withdraw or change such vote prior to the
Expiration Date.

            (c)   Such Stockholder is an "accredited investor" within the
meaning of Rule 501(a) of Regulation D under the Securities Act, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Parent Common Stock, and is capable of bearing the economic risks of such investment. Such Stockholder is acquiring the shares of Parent Common Stock issuable in the Merger for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such stock. Such Stockholder acknowledges that (i) the shares of Parent Common Stock to be issued in connection with the Merger have not been and will not be registered under the Securities Act and are being issued in a transaction exempt from registration under the Securities Act and
(ii) the shares of Parent Common Stock issuable in the Merger may not be sold, transferred, offered for sale, pledges, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

            (d)   Fursa is, and during the effectiveness of the agreements set forth in this Section 7(d) will be, duly authorized to act for and on behalf of each of the Fursa Managed Accounts regarding the subject matter of this
Agreement, the Merger Agreement, the Registration Rights Agreement, the Company
Stockholders Agreement, the Shareholders Agreement and the Escrow Agreement and
has and shall have the authority to bind the Fursa Managed Accounts and their permitted transferees and assignees at all times.

      8.    Additional Documents. Each Stockholder and Fursa hereby covenants and agrees to execute and deliver any additional documents necessary or desirable to carry out the purpose and intent of this Agreement, the Merger
Agreement or any other agreement contemplated hereby or thereby.

      9.    Confidentiality. Each Stockholder and Fursa agrees (i) to hold any information regarding this Agreement and the transactions contemplated by the
Merger Agreement in strict confidence, and (ii) not to divulge any such information to any third person, except as required by law or legal process or to the extent any of the same is hereafter publicly disclosed by Parent.

                                        5

      10.   Miscellaneous.

            10.1  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            10.2  Binding Effect and Assignment. This Agreement and all of the
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This agreement, or a Stockholder's obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by a Stockholder to any Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such Stockholder or to any other Person, managed fund or managed client account over which such
Stockholder or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, to which
Shares have been transferred pursuant to Section 1.3, provided, that any such assignee, shall, as a condition to the effectiveness of any such Transfer and assignment hereunder, assume within five Business Days (as such term is defined in the Merger Agreement) of any such assignment, the obligations of such
Stockholder hereunder and agree in writing to be bound by the terms of this
Agreement in the same manner as such Stockholder, as the case may be.
Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Stockholder of its obligations hereunder. This Agreement is intended to bind the Stockholders solely as a securityholders of the Company only with respect to the specific matters set forth herein.

            10.3  Amendment and Modification. This Agreement may not be
modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

            10.4  Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation,
Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to
Parent at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

            10.5  Notices. All notices, requests, demands or other
communications that are required or may be given pursuant to the terms of this
Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows: If to a Stockholder, at the address set forth below such Stockholder's signature at the end hereof, with a copy, which shall not constitute notice, to Torys LLP, 237 Park Avenue, New York, NY
10017, Attention: Joris M. Hogan, Telephone: (212) 880-6050, Facsimile: (212)
682-0200 and a second copy, which shall not constitute notice, to Wildman,
Harrold, Allen & Dixon LLP 225 W. Wacker Drive, Suite 3000 Chicago, Illinois
60606, Attention: John L. Eisel, Facsimile: (312) 201-2555.

                                        6

            (a)   if to Parent, to:
                  Movie Star, Inc.
                  1115 Broadway
                  New York, NY 10010.
                  Attention:    Melvin Knigin
                  Telephone:    (212) 798-4700
                  Facsimile:    (212) 213-4925

            with a copy, which shall not constitute notice, to:

                  Cooley Godward Kronish LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attention:    Scott L. Kaufman
                  Facsimile:    (212) 401-4772

            with a second copy, which shall not constitute notice, to:

                  Graubard Miller
                  405 Lexington Avenue, 19th Floor
                  New York, NY 10174
                  Attention:    Peter M. Ziemba
                  Facsimile:    (646) 227-5400

            (b)   if to Company, to:

                  FOH Holdings, Inc.
                  6255 Sunset Boulevard, Sixth Floor
                  Hollywood, CA 90028
                  Attention:    Linda LoRe
                  Facsimile:    (323) 464-4219

            with a copy, which will not constitute notice, to:

                  Torys LLP
                  237 Park Ave.
                  New York, NY 10017
                  Attention:    Joris M. Hogan
                  Facsimile:    (212) 682-0200

or to such other address as any party hereto may designate for itself by notice given as herein provided.

            10.6  Governing Law and Venue; Waiver of Jury Trial. (a) THIS
AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL

                                        7

BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The
parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of
America located in the State of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

            (b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY
WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND
DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO
THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY
CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH
PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH
PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO
ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION 10.6.

            10.7  Entire Agreement. This Agreement contain the entire
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            10.8  Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

            10.9  Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this
Agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                        8

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    FOH HOLDINGS, INC.

                                    By: /s/ Linda LoRe
                                       ----------------------------------------
                                    Name: Linda LoRe
                                    Title: CEO

                                    MOVIE STAR, INC.

                                    By: /s/ Saul Pomerantz
                                       ----------------------------------------
                                    Name: Saul Pomerantz
                                    Title: Exec. VP

                                    FURSA ALTERNATIVE STRATEGIES LLC

                                    By: /s/ Patrick Brennan
                                       ----------------------------------------
                                    Name: Patrick Brennan
                                    Title: CAO

                                    FURSA REDISCOVERED OPPORTUNITIES
                                    FUND L.P.

                                        By: FURSA ADVISORS LLC, its sole
                                        general partner

                                           By: /s/ Patrick Brennan
                                              ---------------------------------
                                           Name: Patrick Brennan
                                           Title: CAO

                                    FURSA GLOBAL EVENT DRIVEN FUND L.P.

                                        By: FURSA ADVISORS LLC, its sole
                                        general partner

                                           By: /s/ Patrick Brennan
                                              ---------------------------------
                                           Name: Patrick Brennan
                                           Title: CAO

                                    FURSA CAPITAL PARTNERS LP

                                        By: FURSA ADVISORS LLC, its sole
                                        general partner

                                        By: /s/ Patrick Brennan
                                           ------------------------------------
                                        Name: Patrick Brennan
                                        Title: CAO

                                    BLACKFRIARS MASTER VEHICLE LLC

                                    By: /s/ Patrick Brennan
                                       ----------------------------------------
                                    Name: Patrick Brennan
                                    Title: CAO

                                    AXIS RDO LTD.

                                    By: /s/ Patrick Brennan
                                       ----------------------------------------
                                    Name: Patrick Brennan
                                    Title: CAO

                                    FURSA SPV LLC

                                    By: /s/ Patrick Brennan
                                       ----------------------------------------
                                    Name: Patrick Brennan
                                    Title: CAO

                                    FURSA MASTER REDISCOVERED
                                    OPPORTUNITIES FUND L.P.

                                        By: FURSA COMPANY LTD., its sole
                                        general partner

                                           By: /s/ Patrick Brennan
                                              ---------------------------------
                                           Name: Patrick Brennan
                                           Title: CAO

                                    TOKARZ INVESTMENTS, LLC

                                    By: /s/ Michael Tokarz
                                       ----------------------------------------
                                    Name: Michael Tokarz
                                    Title: Manager

      SCHEDULE 1

--------------------------------------------------------------------------------

                                                       NUMBER OF SHARES OWNED ON
(a) FURSA MANAGED ACCOUNTS                             THE DATE HEREOF
--------------------------------------------------------------------------------
Fursa Rediscovered Opportunities Fund L.P.
(formerly known as Mellon HBV Rediscovered
Opportunities Fund L.P.), a Delaware limited
partnership

Fursa Global Event Driven Fund L.P. (formerly
known as Mellon HBV Global Event Driven Fund
L.P.), a Delaware limited partnership

Fursa Capital Partners LP (formerly known as
Mellon HBV Capital Partners LP), a Delaware
limited partnership

Blackfriars Master Vehicle LLC, a Delaware
limited liability company

AXIS RDO Ltd., a company incorporated in the
Bahamas

FURSA MANAGED ACCOUNTS TOTAL:                                  664,999
--------------------------------------------------------------------------------

(b) TOKARZ INVESTMENTS, LLC                                    665,001
--------------------------------------------------------------------------------

                                       11

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

                                       12

                                                                       EXHIBIT B

                                 GENERAL RELEASE

      TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT
__________, ("Grantor"), for good and valuable consideration, the receipt and sufficiency of which are hereby duly acknowledged, on behalf of itself, its officers, directors, shareholders, members, managers, partners, and their respective successors and assigns, hereby unconditionally and irrevocably remises, releases and forever discharges ________________________, and, each of its officers, directors, shareholders, members, managers, partners, subsidiaries and affiliates) and each of their respective successors and assigns, attorneys and all persons acting by, through, under or in concert with any of them,
(collectively, the "Releasees") from, and covenants not to sue or proceed against any of the Releasees on the basis of, any and all claims, actions, causes of action, suits, damages, losses, contracts, agreements, liabilities, expenses, notes, bonds, mortgages, sums of money, debts, rights, and any and all other obligations of any nature whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, determined or speculative, against the
Releasees, or any of them, which Grantor or his successors, assigns, executors, administrators, or heirs, if any, ever had, now has, or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever
(collectively "Claims") arising from the beginning of the world to and including the date of this Release.

      Grantor waives all rights and benefits of any laws that provide or may purport to provide that a general release does not extend to unknown or unexpected Claims existing as of the date of this Release which, if known, may have materially affected the granting of this Release, except for Claims of fraud or fraud in the inducement of this Release.

      Grantor acknowledges that this Release is not and shall not be construed as an admission of liability by any person or party whomsoever, and shall be binding upon and be effective against Grantor, and his successors, assigns, executors, administrators, and heirs.

      This Release shall in all respects be construed in accordance with and governed by the laws of the State of New York without regard to its principles of conflict of laws other than Section 5-1401 of the General Obligations Law of the State of New York. Grantor agrees that any action arising out of this
Release shall be exclusively venued in the federal, state or local courts located in, or otherwise, having jurisdiction over the County of New York, and the parties hereby consent to personal jurisdiction in such courts and waive any objection based on the defense of an inconvenient forum and any objection to jurisdiction or venue of any action instituted hereunder.

      IN WITNESS WHEREOF, Grantor has executed this Release on the day of    ,
2007.

                                    By_________________________________________
                                    Name:
                                    Title:

                                       13